Exhibit 99.1
MedAvant Healthcare Solutions
(PILLQ.PK)
Executive Summary
August 2008

INFORMATION REQUESTS
Cain Brothers is the Company’s financial advisor. Under no circumstances should any interested party contact directly the Company for any reason in connection with their evaluation of MedAvant. All inquiries regarding this Executive Summary, or the Company should be directed to the following persons:

Court Houseworth Managing Director (415) 962-2956 chouseworth@cainbrothers.com	Tom Barry Managing Director (212) 981-6958 tbarry@cainbrothers.com

Raymond Falci Managing Director (212) 981-6959 rfalci@cainbrothers.com	Danielle Rubinstein Associate (212) 981-6939 drubinstein@cainbrothers.com
Cain Brothers & Company, LLC
360 Madison Avenue, 5th Floor
New York, New York 10017
Telephone: (212) 869-5600
601 California Street, Suite 1505
San Francisco, CA 94108
Telephone: (415) 982-6536

Business Overview
MedAvant Healthcare Solutions (“MedAvant” or the “Company”), incorporated in 1989, provides information technology used to process transactions within the healthcare industry. The Company offers electronic claims processing to healthcare providers through a highly developed Electronic Data Interchange (EDI) platform. MedAvant operates PhoenixSM, a highly scalable platform which supports real-time connections between healthcare clients and is configurable to enable a wide range of input and response choices for either side of a healthcare transaction. Its customers include physicians & hospitals, PMS vendors, billing associations, healthcare payers and technology providers. The Company generated approximately $27 million of revenue in the EDI business during the latest twelve months.
The Company’s EDI clients use a real-time web portal called myMedAvant to process and/or track claims and payments. myMedAvant offers real time analytics to both provider and health plan clients. Real time transactions sets currently supported by PhoenixSM include eligibility, referrals, claims status inquiry, electronic remittance advices (“ERA”) and conventional claims processing (professional, institutional and dental).
On April 30, 2007 MedAvant divested the majority of its Pharmacy Solutions business to SureScripts. The Pharmacy Solutions business represented of a very small portion of the Company’s overall revenues. On January 31, 2008 MedAvant completed the sale of its National Preferred Provider Network (`NPPNTM‘) to Coalition America, Inc. for approximately $23.5 million in cash. On July 2, 2008, MedAvant completed the divestiture of its Lab Services business to ETSec, Inc. for approximately $2.1 million in cash. As a result of the aforementioned divestitures, the EDI business is the only current, operating line of MedAvant.
On July 23, 2008, MedAvant announced that it filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Company has signed an asset purchase agreement to sell its assets to a private equity firm, Marlin Equity, under section 363 of the Bankruptcy Code, subject to higher and better bids. Under the schedule that has been approved by the Court, any bids from competing bidders must be submitted first in writing on or before September 5, 2008 and the auction itself will then be conducted on September 8, 2008.
Key Investment Considerations
▪	Healthcare EDI Transaction Processor Completely Integrated on One Common Platform. As of 4Q06, all of MedAvant’s transactions were consolidated onto the PhoenixSM Platform, creating a unique platform for growth and modest ongoing support costs. This platform creates scale and capabilities in an environment that has recently gained considerable transaction momentum.

▪	PhoenixSM: a Unique and Scalable Real-Time Transaction Platform. The PhoenixSM Platform which was launched in 2003 is a highly configurable EDI platform capable of transmitting healthcare transactions in a real time or batch mode based on the capabilities of trading partners on either side of the transaction. Additionally, PhoenixSM has been built to act as a universal transaction engine which allows users to utilize a single platform to view a wide range of incoming and outgoing data sets. Based on its highly fault tolerant and scalable architecture, PhoenixSM, which is currently operating at 40% of capacity is ideally suited for considerable growth.

▪	Strategic Growth Opportunities Created by the PhoenixSM Platform. In part based on increasing complexities in the healthcare payment model and the requirement that this places on improved payer-provider-consumer connectivity, the real-time capabilities and highly configurable nature of PhoenixSM create a broad range of transaction applications to serve as the core gateway among these entities and their associated payment flows.

▪	Increasing Transaction Counts and Stable Revenue Illustrate Market Position. MedAvant’s EDI revenue has remained relatively steady over the last eight quarters, while increasing volume, particularly from top ten clients point to its positive market position.

▪	Improving Profitability. MedAvant has focused on streaming its EDI operations over the past few quarters, which has resulted in progress related to several new business applications for the Phoenix platform as well as measurable improvement in the operating profitability of this business unit. Profitability has improved due to increased customer volumes combined with decreased telecommunication costs and a reduction or elimination of rebates payable to vendors on certain transactions. In addition, the Company has improved profitability by reducing labor and payroll expenses, facility expenses and other operating expenses.
Proposed Sale of the Assets of the Company
The proposed sale of substantially all of the assets of ProxyMed Transaction Services, Inc. (d/b/a MedAvant Healthcare Solutions) and ProxyMed, Inc. to MHC Acquisition Corp. (“MHC”), an affiliate of Marlin Equity Partners, LLP, is subject to both Bankruptcy Court approval and any higher and better offers that might be received during the marketing and sale process. Qualified Bids (as defined in the Court-approved Bid Procedures, a copy of which is attached hereto and incorporated herein by reference) are required to be submitted on or before 12:00 p.m. (prevailing eastern time) on September 5, 2008, with an auction to be conducted on September 8, 2008 commencing at 10:00 a.m. (prevailing eastern time) if a Qualified Bid, other than MHC’s bid, is received. The winning bid will be submitted for Bankruptcy Court approval on September 9, 2008, at 11:00 a.m. (prevailing eastern time).
MHC’s Bid Price to acquire substantially all of the assets of ProxyMed Transaction Services, Inc. and ProxyMed, Inc. is approximately $11 million, subject to certain adjustments including the assumption of certain liabilities, as more fully set forth in the asset purchase agreement, available upon request.

2

IN THE UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
PROXYMED TRANSACTION SERVICES,	)	Case No. 08-11551 (BLS)
INC., et al.,[1]	)
	)	(Jointly Administered)
Debtors.	)
)
Related Docket No. 17
ORDER (A) APPROVING BID PROCEDURES RELATING TO SALE OF
SUBSTANTIALLY ALL OF THE ASSETS OF DEBTORS; (B) SCHEDULING A
HEARING TO CONSIDER THE SALE AND APPROVING THE FORM AND
MATTER OF NOTICES; (C) ESTABLISHING PROCEDURES RELATING TO
ASSUMPTION AND ASSIGNMENT OF CERTAIN CONTRACTS, INCLUDING NOTICE
OF PROPOSED CURE AMOUNTS; (D) APPROVING EXPENSE REIMBURSEMENT
AND BREAK-UP FEE PROVISIONS; AND (E) GRANTING RELATED RELIEF
     Upon the Motion2 of ProxyMed Transaction Services, Inc. (“PTS”), ProxyMed, Inc. (“ProxyMed”, and with PTS, the “Sellers”) and ProxyMed Lab Services, LLC (“ProxyMedLab”, and with the Sellers, the “Debtors”) requesting entry of an order (A) approving bid procedures which are attached as Exhibit 1 hereto (the “Bid Procedures”) with respect to the proposed sale (the “Sale”) of substantially all of the Sellers’ Assets, as more fully set forth in that certain asset purchase agreement (the “Agreement”) by and between the Sellers and MHC Acquisition Corp. (the “Buyer”); (B) scheduling a hearing (the “Sale Hearing”) and approving the form and manner of notice of the Auction and the Bid Procedures; (C) establishing procedures relating to the possible assumption and assignment of certain Contracts (as defined below), including notice of proposed cure amounts; (D) approving the Expense Reimbursement and Break-Up Fee provisions;

[1]	The Debtors in these proceedings are: ProxyMed Transaction Services, Inc. f/k/a MedUnite, Inc. (Tax ID No. XX-XXX5613); ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions (Tax ID No. XX-XXX2059); and ProxyMed Lab Services LLC f/k/a Key Communications Service, Inc. (Tax ID No. XX-XXX2059), each with a principal address of 1854 Shackleford Court, Suite 200, Norcross, GA 30093 and a mailing address of 1901 E. Alton Avenue, Suite 100, Santa Ana, CA 92705.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement (defined below) or in the Bid Procedures (defined below).

and (E) granting related relief; and the Court having determined at the hearing on the Motion (the “Hearing”) that, to the extent set forth herein, the relief requested in the Motion is in the best interests of the Debtors, their estates, creditors and other parties in interest; due and appropriate notice of the Motion and the relief requested therein was provided by the Debtors to the following parties: (a) the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”); (b) creditors holding the twenty (20) largest unsecured claims against the Debtors’ estates (on a consolidated basis); (c) Laurus Master Fund, Ltd. (“Laurus”), the Debtors’ prepetition secured lender and proposed postpetition secured lender; (d) the Internal Revenue Service; (e) the Securities and Exchange Commission; (f) LaSalle Bank National Association, as Trustee under the Indenture (“LaSalle”); and (g) all persons who have asserted liens or encumbrances against any portion of the Assets (collectively, the “Notice Parties”); and the remainder of the record herein; and after due deliberation thereon; and good and sufficient cause appearing therefore, it is hereby
     FOUND, CONCLUDED AND DECLARED THAT:3
     A. This Court has jurisdiction over this matter and over the property of the Debtors and their bankruptcy estates pursuant to 28 U.S.C. §§ 157(a) and 1334. This is a core proceeding pursuant to 28 U.S.C. §§ 157(b)(2)(A), (M) and (0).
     B. Notice of the Hearing, the Motion and proposed entry of this Order has been provided to the Notice Parties. Under the urgent circumstances, requisite notice of the Motion and the relief requested thereby and this Order has been provided in accordance with Rules 2002(a)(2) and 6004(a) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) which notice is sufficient for all purposes under 11 U.S.C. §§ 101-1532 (as amended, the “Bankruptcy Code”),

[3]	Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

including, without limitation, Section 102(1) of the Bankruptcy Code, and no further notice of, or hearing on, the Motion or this Order is necessary or required.
     C. The Debtors’ proposed notices (in substantially the forms attached to this Order as Exhibits 1, 2, 3 and 4) of (i) the Proposed Sale of the Assets, (ii) the possible assumption and assignment of the Contracts (as defined below) and any Cure Costs payable in respect thereof, as described or referred to in the Agreement, (iii) the Agreement, and the terms contained therein, and (iv) the Bid Procedures, are appropriate and reasonably calculated to provide all interested parties with timely and proper notice of the Proposed Sale of the Assets, the Auction, the potential assumption and assignment of the Contracts (as defined below), the Agreement and the Bid Procedures to be employed in connection therewith.
     D. The Debtors have articulated good and sufficient reasons for this Court to grant the relief requested in the Motion regarding the Bid Procedures and the Proposed Sale of Assets. Based on the record at the Hearing, the Bid Procedures were negotiated in good faith by the Debtors and the Buyer and are reasonable and appropriate.
     E. The Buyer has expended, and likely will continue to expend, considerable time, money and energy pursuing the Proposed Sale of the Assets and has engaged in extended arm’s length and good faith negotiations. The Agreement is the culmination of these efforts. The Debtors, after extensive efforts, has been unable to find a purchaser for the Assets who is willing to enter into a definitive agreement to purchase the Assets on terms as favorable to the Debtors and their estates as the Agreement.
     F. The Debtors have demonstrated a compelling and sound business justification for authorizing the payment of the Break-Up Fee and Expense Reimbursement to the Buyer.

     G. The Break-Up Fee and Expense Reimbursement are fair and reasonable, provide a material benefit to the Debtors’ estates and creditors, and were negotiated by the Debtors in good faith and at arm’s-length.
     H. The Debtors’ payment to the Buyer (under the conditions of and as set forth in the Agreement and herein) of the Break-Up Fee and Expense Reimbursement are (i) actual and necessary costs and expenses of preserving the Debtors’ estates, (ii) of substantial benefit to the Debtors’ estates, (iii) reasonable and appropriate, in light of, among other things, (a) the size and nature of the proposed sale under the Agreement, (b) the substantial efforts that have been and will be expended by the Buyer, and (c) the benefits that the Buyer has provided to the Debtors’ estates and creditors and all parties in interest herein, notwithstanding that the proposed sale is subject to higher or better offers, and (iv) necessary to ensure that the Buyer will continue to pursue its proposed acquisition of the Assets. In particular, the Agreement was the culmination of a process undertaken by the Debtors and their professionals to negotiate a transaction with a bidder who was prepared to pay the highest or otherwise best purchase price to date for the Assets in order to maximize the value of the Debtors’ estates.
     I. The assurance of the payment in cash of the Break-Up Fee and Expense Reimbursement (i) will promote more competitive bidding by inducing the Buyer’s bid, which otherwise would not have been made and which may be the highest and best available offer for the Assets, (ii) has induced the Buyer to research the value of the Assets, conduct extensive due diligence and propose the transactions contemplated by the Agreement, including, among other things, submission of a bid that will serve as a minimum or floor bid on which all other bidders can rely, and (iii) will provide a benefit to the Debtors’ estates by increasing the likelihood that the price at which the Assets are sold will reflect their true worth.

     J. The Break-Up Fee and Expense Reimbursement are expenses necessary to maximize the value of the Debtors’ estates and approval thereof is in the best interests of the Debtors, their estates, creditors, and all other parties in interest.
     K. No other party to date has entered into an asset purchase agreement for the acquisition of the Assets on terms acceptable to the Debtors. The execution of the Agreement is a necessary prerequisite to determining whether any party other than the Buyer is willing to enter into a definitive agreement for the acquisition of the Assets on terms acceptable to the Debtors and their creditor constituency. The protections afforded to the Buyer by payment of the Break-Up Fee and Expense Reimbursement in accordance with the provisions of the Agreement and this Order were material inducements for, and express conditions of, the Buyer’s willingness to enter into the Agreement. The Buyer is unwilling to commit to hold open its offer to acquire the Assets under the terms of the Agreement unless the provisions set forth in the Agreement with respect to the allowance and payment of the Break-Up Fee and Expense Reimbursement are approved.
     L. The Agreement represents the best offer the Debtors have received to date as a result of their prepetition efforts to market the Assets for sale, with the aid of their advisor, Cain Brothers & Company, LLC.
     M. The entry of this Order is in the best interests of the Debtors, their estates, creditors and other parties-in-interest; and it is therefore
     ORDERED, ADJUDGED AND DECREED THAT:
     1. Pursuant to Sections 105(a), 363, 365, 503, and 507 of the Bankruptcy Code, the relief requested in the Motion is granted.

     2. The Bid Procedures attached hereto as Exhibit 1, are hereby approved and fully incorporated into this Order, and shall apply with respect to the Proposed Sale of the Assets. The Debtors are authorized to take any and all actions necessary to implement the Bid Procedures.
     3. All objections to the relief requested in the Motion that have not been withdrawn, waived, or settled as announced to the Court at the hearing on the Motion or by stipulation filed with the Court, are overruled.
     4. The Break-Up Fee and the Expense Reimbursement are hereby approved in all respects. In consideration for granting the Break-Up Fee and Expense Reimbursement, the Buyer is deemed to have consensually waived any claim pursuant to 11 U.S.C. § 503(b)(3)(D) in exchange for the Break Up Fee and the Expense Reimbursement.
     5. Subject to the conditions and limitations set forth in the Agreement, in the event that the Agreement is terminated, the Debtors shall pay the Expense Reimbursement and the Break-Up Fee to the Buyer pursuant to the terms and conditions set forth in the Agreement and without further order of this Court, provided, however, that if the Debtors notify Buyer in writing that a Qualified Bid has been received then, on or before the date of the Auction, the Buyer shall provide to the Debtors, the U.S. Trustee and counsel to Laurus and the Committee (as defined below), the good faith estimate of the total amount of the actual and reasonable out-of-pocket expenses incurred (or expected to be incurred) by the Buyer for which the Buyer intends to seek reimbursement pursuant to the Expense Reimbursement. Notwithstanding anything contrary contained in the Motion, the Agreement, or the Bid Procedures, the Debtors’ aggregate liability under the Expense Reimbursement shall not exceed $100,000.
     6. A Potential Bidder that desires to make a Bid shall deliver written copies of its bid to (a) co-counsel to the Debtors, Foley & Lardner LLP, 90 Park Avenue, 37th Floor, New

York, NY 10016-1314, Attention: Michael P. Richman, Esq. and Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, DE, 19801, Attention: Michael R. Nestor, Esq.; (b) counsel for the Buyer, Pachulski Stang Ziehl & Jones LLP, 10100 Santa Monica Blvd, Suite 1100, Los Angeles, California 90067, Attention: Jeffrey N. Pomerantz, Esq. and Pachulski Stang Ziehl & Jones LLP, 919 North Market Street, 17th Floor, P.O. Box 8705, Wilmington, Delaware 19899-8705 (Courier 19801), Attention: Laura Davis Jones, Esq.; (c) investment bankers for the Debtors, Cain Brothers & Company LLC, 360 Madison Avenue, 5th Floor, New York, NY 10017, Attention: Thomas M. Berry; (d) counsel for Laurus Master Fund, Ltd., Cole, Schotz, Meisel, Forman & Leonard, P.A. 1000 N. West Street, Suite 1200, Wilmington, Delaware 1980, Attention J. Kate Stickles, Esq. and Cole, Schotz, Meisel, Forman and Leonard P.A., Court Plaza North, 25 Main Street, P.O. Box 800, Hackensack, NJ 07602-800, Attention: Stuart Komrower, Esq. and Gerald H. Gline, Esq.; (e) counsel for the official committee of unsecured creditors (the “Committee”), David Posner, Esq., Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10169 and Rafael X. Zahralddin, Esq., Elliott Greenleaf, 1000 West Street, Suite 1440, Wilmington, DE 19801 (collectively, the “Notice Parties”) not later than 12:00 p.m. (prevailing eastern time) on September 5, 2008 (the “Bid Deadline”) and shall comply with the requirements set forth in the Bid Procedures for making such bid. The Debtors shall deliver such Qualified Bid to the parties identified in the Bid Procedures no later than noon on the second business day prior to the Auction as provided in the Bid Procedures.
     7. The Debtors and their advisors, in consultation with the Committee and Laurus, shall: (a) determine whether a Potential Bidder is a Qualified Bidder; (b) coordinate the efforts of Bidders in conducting their due-diligence investigations, as permitted by the provisions herein; (c) receive offers from Qualified Bidders; and (d) negotiate any offers made to purchase the Assets (collectively, the “Bid Process”). The Buyer’s Bid as embodied in the Agreement is deemed to be a Qualified Bid.
     8. The Debtors shall have the right, as they may reasonably determine to be in the best interests of their estates, in consultation with the Committee and Laurus, to: (i) determine which Bids are Qualified Bids; (ii) determine which Qualified Bid is the highest and best proposal and which is the next highest and best proposal; and (iii) reject any Bid that is (a) inadequate or insufficient, (b) not in conformity with the requirements of this Order or the requirements of the Bankruptcy Code, or (c) contrary to the best interests of the Debtors and their estates
     9. Subject to the provisions of paragraph 30 of this Order, subject to Buyer’s and Laurus’ consent, which shall not be unreasonably withheld, the Debtors, in their reasonable discretion and upon consultation with the Committee, may (a) adopt additional rules (including rules that may depart from those set forth herein) for the Auction at or prior to the Auction that will better promote the goals of the Auction and that are not materially inconsistent with any of the provisions of this Order; (b) waive terms and conditions set forth herein with respect to all Potential Bidders; (c) impose additional terms and conditions with respect to all Potential Bidders; (d) extend the deadlines set forth herein; (c) adjourn or cancel the Auction and/or Sale Hearing in open court without further notice; or (f) remove some or all of the Assets from the Auction.
     10. As further described in the Bid Procedures, if a Qualified Bid other than the Buyer’s Bid is timely received, the Auction will be held on September 8, 2008, and the Debtors shall notify the Buyer, all Qualified Bidders who have submitted a Qualified Bid and expressed their intent to participate in the Auction, Laurus, the Committee, and the U.S. Trustee that an auction will be held on September 8, 2008, commencing at 10:00 a.m. at the offices of the counsel to the Debtors, Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street - 17th Floor, Wilmington, DE, 19801.
     11. Not later than three (3) days after entry of this Order, the Debtors will serve the Notice of Auction and Sale, substantially in the form annexed hereto as Exhibit 2, to be sent by first-class mail postage prepaid to (i) all entities that claim any interest in or lien on the Assets; (ii) all parties to Contracts (as defined below); (iii) all governmental taxing authorities that have, or as a result of the sale of the Assets may have, known claims, contingent or otherwise, against the Debtors; (iv) all parties that filed requests for notices under Bankruptcy Rule 9010(b); (v) all known creditors (whether liquidated, contingent or unmatured) of, and interest holders in, the Debtors; (vi) all known interested governmental, pension, and environmental entities, including, but not limited to, the Securities Exchange Commission and the Office of the United States Attorney for the District of Delaware; (vii) the Office of the United States Trustee; (viii) all entities that have, within the past 12 months, expressed to the Debtors an interest in purchasing the Assets; and (ix) Cain Brothers & Company, LLC (“Cain Brothers”).
     12. Not later than live (5) days after the entry of an Order approving this Motion, the Debtors shall cause the Auction and Sale Notice, in a form substantially similar to the form attached hereto as Exhibit 2, to be published in the national edition of one of the following: The Wall Street Journal, The New York Times, or The USA Today, as to be determined by Debtors, pursuant to Bankruptcy Rule 2002(1). Such publication notice shall be sufficient and proper notice to any other interested parties, including those whose identities are unknown to Debtors.
     13. In addition, to facilitate the potential sale, assumption and assignment of the Sellers’ executory contracts and unexpired leases (collectively, the “Contracts”) the Debtors will serve a notice (the “Non-Customer Contract Cure Amount Notice”), substantially in the form attached hereto as Exhibit 3 hereto, not later than five (5) days from entry of this Order upon each counterparty to a Contract. The Debtors will also serve a notice (the “Customer Contract Cure Amount Notice”, and with the Non-Customer Contract Cure Amount Notice, the “Cure Amount Notice”), substantially in the form attached hereto as Exhibit 4 hereto, not later than five (5) days from entry of this Order upon each counterparty to a Contract which is deemed by the Debtor and Buyer to be a confidential and/or proprietary Contract.
     14. The Debtors will attach to the Cure Amount Notice their calculation of the undisputed cure amounts that the Debtors believe must be paid to cure all prepetition defaults under the Contracts, including, but not limited to, the Assumed Section 365 Contracts (the “Prepetition Cure Amounts”). If no amount is listed on the Cure Amount Notice, the Debtors contend that there is no Prepetition Cure Amount. Unless the non-debtor party to a Contract files an objection (the “Cure Amount Objection”) to its scheduled Prepetition Cure Amount by 4:00 p.m. on August 25, 2008 and serves the objection upon the Notice Parties, then the Debtors may assume and assign such Contract to the Buyer or the Successful Bidder, and such non-debtor party shall (i) be forever barred from objecting to the Prepetition Cure Amount and from asserting any additional cure or other amounts owing with respect to such Contract, including, but not limited to, any defaults existing under such Contract and the Debtors, Buyer or such other Successful Bidder shall be entitled to rely solely upon the Prepetition Cure Amount; and (ii) be forever barred and estopped from asserting or claiming against the Debtors, the Buyer, or such other Successful Bidder or any other assignee of the relevant Contract, that any additional amounts are due or defaults exist under such Contract. In addition, non-debtor parties to any Contract must file and serve objections, if any, to the adequate assurance of future performance under the Contract (if and as assumed) so as to be received by the Notice Parties by August 25, 2008, at 4:00 p.m. (Eastern Time).
     15. In the event that a Cure Amount Objection is timely filed, the Cure Amount Objection (i) must set forth the basis for the objection, (ii) must set forth, with specificity, the amount the party asserts as the Prepetition Cure Amount, and (iii) have attached to it appropriate documentation in support of the Prepetition Cure Amount.
     16. Hearings on any Cure Amount Objections may be held (a) at the Sale Hearing, or (b) on such other date as the Debtors, with the consent of the Buyer and in consultation with the Committee, may designate, provided that if the subject Contract is assumed and assigned prior to such hearing, the cure amount asserted by the objecting party (or such lower amount as may be fixed by this Court) shall be deposited and held in a segregated account pending further order of this Court or mutual agreement of the parties.
     17. The Debtors’ decision to assume and assign a Contract is subject to Court approval and consummation of the Proposed Sale of the Assets. Absent consummation of the Proposed Sale of the Assets, each of the Contracts shall neither be deemed assumed nor assigned and shall in all respects be subject to further administration under the Bankruptcy Code.
     18. Except to the extent otherwise provided in the Agreement or the agreement with the Successful Bidder, subject to payment of the cure amount determined by the Court (the “Cure Payment”), the assignee of any Assumed Section 365 Contract will not be subject to any liability to the Assigned Section 365 Contract counterparty that accrued or first arose before the closing date of the Proposed Sale of the Assets, and the Debtors shall be relieved of all liability accruing or arising thereafter pursuant to Bankruptcy Code § 365(k).

     19. Objections, if any, to the relief requested in the Sale Motion, including any objections under Section 365(b)(l)(c) of the Bankruptcy Code, must: (a) be in writing; (b) comply with the Bankruptcy Rules and the Local Bankruptcy Rules; (c) be filed with the Clerk of the Bankruptcy Court for the District of Delaware; 3rd Floor, 824 Market Street, Wilmington, Delaware 19801, on or before 4:00 p.m. (prevailing Eastern Time) on August 25, 2008; and (d) be served so as to be received no later than 4:00 p.m. (prevailing Eastern Time) on the same day, upon the Notice Parties; provided, however, if the Buyer is not the Successful Bidder and an alternative Successful Bidder is seeking to have certain Contracts assumed and assigned as part of an alternative transaction, the non-debtor parties to such Contracts shall have until the Sale Hearing to raise objections under section 365(b)(l)(C) of the Bankruptcy Code. The failure of any person to timely file its objection shall be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Sale Motion or the Debtors’ assumption and assignment of any Contract or the consummation of the Proposed Sale of Assets and performance under the Agreement (or any alternative agreement entered into with the Successful Bidder), including the transfer of the Assets free and clear of all liens, claims, encumbrances, and interests (other than permitted encumbrances provided for expressly in the Agreement or alternative purchase agreement entered into with the Successful Bidder).
     20. The Sale Hearing shall be held before this Court on September 9, 2008 at 11:00 a.m. (Eastern Time), located at 824 North Market Street, 6th Floor, Wilmington, DE. The Sale Hearing may be adjourned, from time to time, without further notice to creditors or other parties-in-interest other than by announcement of said adjournment before this Court or on this Court’s calendar on the date scheduled for said hearing.

     21. Following the approval of the Sale of the Assets to the Successful Bidder at the Sale Hearing, if such Successful Bidder fails to consummate an approved sale within thirty (30) days after entry of an Order approving the Sale, the Debtors shall be authorized, but not required, to deem the Back-up Bid as the Successful Bid, and the Debtors shall be authorized, but not required, to consummate the sale with the Qualified Bidder submitting such Bid without further notice or order of the Bankruptcy Court. If the Debtors so choose to consummate the Sale with the Back-up Bid, the Back-up Bidder shall be deemed to be the Successful Bidder and shall consummate its Bid. Notwithstanding anything to the contrary set forth in the Motion, the Agreement or the Bid Procedures, the Buyer agrees that the Stalking Horse Bid (i.e. Buyer’s initial bid and not increased by any higher but unsuccessful bid that buyer may make during the course of the Auction) shall remain open for five (5) days following the conclusion of the Sale Hearing.
     22. Good Faith Deposits of the Successful Bidder shall be applied to the purchase price of such transaction at Closing. Good Faith Deposits of all other Qualified Bidders shall be held in an interest-bearing escrow account until two (2) days after Closing of the transactions contemplated by the Successful Bid, and thereafter returned to the respective bidders. If a Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the Debtors shall be entitled to retain the Good Faith Deposit as part of their damages resulting from the breach or failure to perform by the Successful Bidder. Notwithstanding the foregoing, the disposition of the deposit provided by the Buyer shall be governed exclusively by the provisions of the Agreement.
     23. The notices to be issued in connection with the Proposed Sale of the Assets, substantially in the form of the notices annexed hereto as Exhibits 1, 2, 3 and 4, are approved in all

     24. In consideration for the Buyer having expended considerable time and expense in connection with the Agreement and the negotiation thereof, the Court approves the Break-Up Fee in an amount equal to $350,000 and the Expense Reimbursement of up to $100,000 to be paid in accordance with and subject to appropriate documentation and the conditions provided for in the Agreement. The Debtors a|re authorized without further Bankruptcy Court notice, action or order to pay the Break-Up Fee and Expense Reimbursement to the extent payable to the Buyer pursuant to the Agreement. The Break-Up Fee and Expense Reimbursement shall be entitled to superpriority under Section 364(c)(l) of the United States Bankruptcy Code, provided, however that (a) the superpriority for the Break-Up Fee shall be subordinate to any super priority granted to Laurus under any other order of this Court; (b) the superpriority for the Expense Reimbursement, up to $100,000, shall be senior in priority to any claims and liens granted to Laurus under any other order of this Court.
     25. This Order shall constitute findings of fact and conclusions of law and shall take effect immediately upon execution hereof.
     26. As provided by Bankruptcy Rule 6004(g), this Order shall not be stayed for ten (10) days after the entry thereof and shall be effective and enforceable immediately upon its entry on this Court’s docket,
     27. All time periods set forth in this Order shall be calculated in accordance with Bankruptcy Rule 9006(a).
     28. Notwithstanding anything to the contrary contained in this Order, any party in interest reserves the right to object to any decisions made by the Debtors in connection with the implementation of this Order and the Bid Procedures and this Court shall retain jurisdiction over any matters related to or arising from the implementation of this Order and the Bid Procedures.

     29. Nothing contained in this Order or in the Bid Procedures shall be deemed to alter or modify any terms or provisions of any Order approving financing to the Debtors by Laurus or abrogate Laurus’ rights under the Bankruptcy Code. Laurus shall have the unconditional right to credit bid up to the full amount of the outstanding indebtedness, and nothing herein shall be deemed to be a consent by Laurus to release of its liens without payment in full of its claims against the Debtors’ estates.
     30. Notwithstanding anything to the contrary contained in this Order, the Debtors may not, without (i) consulting with the Committee, and (ii) the consent of the Buyer and Laurus which they may provide in their sole discretion, (a) extend the Bid Deadline; (b) seek to change the date of the Auction; or (b) seek to change the date of the Sale Hearing.
     31. With the exception of the matters identified in Paragraph 30 above, to the extent the Debtors are required, by the terms of this Order, to obtain consent from either the Buyer or Laurus, the Buyer and Laurus shall not unreasonably withhold their consent, and furthermore, should a dispute arise between the Debtors and the Buyer and/or Laurus concerning the withholding of said consent, the Debtors, Buyer, Laurus, the Committee or any other party in interest, may contact the Court and the Court shall conduct an expedited hearing on said dispute.
     32. Notwithstanding anything to the contrary set forth in the Motion or the Debtors’ pending sale motion [Docket No. 18], any liabilities under any key employee retention or severance plan(s) that are set forth in the Debtors’ pending motion regarding same [Docket No. 38] or other such motion are subject to court approval.
Dated: August 6, 2008
Wilmington, Delaware

/s/ Brendan Linehan Shannon
Brendan Linehan Shannon
United States Bankruptcy Judge

EXHIBIT 1
BID PROCEDURES
     ProxyMed Transaction Services, Inc. (“PTS”), ProxyMed, Inc. (“ProxyMed”, and with PTS, the “Sellers"') and ProxyMed Lab Services, LLC (“ProxyMed Lab”, and with the Sellers, the “Debtors”) have filed chapter 11 cases pending in the Bankruptcy Court1 and jointly administered under Case No. 08-08-11551 (BLS). By motion dated July 23, 2008 (the “Motion”), the Debtors sought, among other things, approval of the process and procedures set forth below (the “Bid Procedures”) through which they will determine the highest, best or otherwise financially superior offer for substantially all of the Sellers’ assets (the “Assets”). On                                         , 2008, the Bankruptcy Court entered its order (the “Bidding Procedures Order”) which, among other things, approved the Bid Procedures,
     On September                     , 2008 at                    :                    . m., as further described below, in the Motion and in the Bidding Procedures Order, the Bankruptcy Court shall conduct the Sale Hearing at which the Debtors shall seek entry of the Sale Order authorizing and approving the sale of the Assets (the “Proposed Sale of the Assets”) to the Buyer (defined below) or to a Qualified Bidder (defined below) that the Debtors, in their reasonable discretion, determine to have made the highest, best and financially superior offer.
Agreement
     On July 23, 2008, the Sellers entered into an asset purchase agreement (the “Agreement”) with MHC Acquisition Corp, (the “Buyer”), pursuant to which the Buyer proposes to acquire the Assets. Pursuant to the Agreement, the Buyer will pay the Debtors $11,000,000 (which may net the Debtors’ estates as low as $10,500,000 based upon cure costs) and assume the Assumed Liabilities in consideration for the Assets. The transaction contemplated by the Agreement is subject to competitive bidding as set forth herein, and approval by the Bankruptcy Court pursuant to Bankruptcy Code §§363 and 365.
Assets for Sale
     The Debtors are offering for sale in one or more transactions all or substantially all of the assets of the Sellers. The assets for sale do not include the Excluded Assets, as more fully set forth in the Agreement.
Bid Deadline
     All Bids (as defined below) must be submitted in writing so that they are actually received no later than 12:00 noon (Eastern time) on September 5, 2008 (the “Bid Deadline”). Prior to the Bid Deadline, a Potential Bidder that desires to make an offer, solicitation or proposal (a “Bid”) shall deliver written copies of such Bid to (a) co-counsel to the Debtors, Foley & Lardner

[1]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement (defined below

LLP, 90 Park Avenue, 37th Floor, New York, NY 10016-1314, Attention: Michael P. Richman, Esq. and Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, DE, 19801, Attention: Michael R, Nestor, Esq,; (b) counsel for the Buyer, Pachulski Stang Ziehl & Jones LLP, 10100 Santa Monica Blvd, Suite 1100, Los Angeles, California 90067, Attention: Jeffrey N. Pomerantz, Esq. and Pachulski Stang Ziehl & Jones LLP, 919 North Market Street, 17th Floor, P.O. Box 8705, Wilmington, Delaware 19899-8705 (Courier 19801), Attention: Laura Davis Jones, Esq.; (c) investment bankers for the Debtors, Cain Brothers & Company LLC, 360 Madison Avenue, 5th Floor, New York, NY 10017, Attention: Thomas M. Berry; (d) counsel for Laurus Master Fund, Ltd., Cole, Schotz, Meisel, Forman &. Leonard, P.A., Court Plaza North, 25 Main Street, P.O. Box 800, Hackensack, NJ 07602-800, Attention: Stuart Komrower, Esq. and Gerald H. Gline, Esq.; and (e) counsel for the official committee of unsecured creditors (the “Committee”), David Posner, Esq., Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10169 and Rafael X. Zahralddin, Esq., Elliott Greenleaf, 1000 West Street, Suite 1440, Wilmington, DE 19801 (collectively, the “Notice Parties”). A Bid received after the Bid Deadline shall not constitute a Qualified Bid. Interested bidders requesting information about the qualification process, including a form asset purchase agreement, and information in connection with their due diligence, should contact Thomas M, Barry, Managing Director, Cain Brothers & Company LLC, 360 Madison Avenue, 5th Floor, New York, NY 10017 (212) 981-6958).
Participation Requirements
     To participate in the bidding process and to or otherwise be considered for any purpose hereunder, a person interested in all or portions of the Assets (a “Potential Bidder”) must deliver (unless previously delivered) to the Debtors and their counsel and the Committee’s counsel, so that they are received not later than 12:00 p.m. eastern time on September 5, 2008 (and Debtors’ counsel shall furnish copies of all such information to counsel for Laurus within 24 hours of their receipt of such information and Laurus shall not disclose such information to the Buyer unless it is otherwise disclosed or unless it otherwise becomes public):
(a)	An executed Confidentiality Agreement (as defined below), provided however that this requirement does not apply to Potential Bidders who have already executed a Confidentiality Agreement;

(b)	Identification of Potential Bidder. Identification of the Potential Bidder and any Principals (defined below), and the representatives thereof who are authorized to appear and act on their behalf for all purposes regarding the contemplated transaction;

(c)	Non-Binding Expression of Interest. An executed non-binding indication of interest satisfactory to the Debtors that must reasonably identify the contemplated transaction, including the assets proposed to be acquired, the proposed purchase price, contingencies, and conditions precedent to closing;

(d)	Corporate Authority. Written evidence satisfactory to Debtors of the Potential Bidder’s chief executive officer or other appropriate senior executive’s approval of the contemplated transaction; provided, however, that, if the Potential Bidder is an entity specially formed for the purpose of effectuating the contemplated transaction, then the Potential Bidder must furnish written evidence reasonably acceptable to the

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Debtors of the approval of the contemplated transaction by the equity holder(s) of such Potential Bidder (the “Principals”); and

(e)	Proof of Financial Ability to Perform. Written evidence upon which the Debtors, in consultation with the Committee and Laurus, may reasonably conclude that the Potential Bidder has the necessary financial ability to close the contemplated transaction and provide adequate assurance of future performance under all contracts to be assumed in such contemplated transaction. Without restricting in any fashion the Debtors’ discretion to determine whether a Potential Bidder is a Qualified Bidder, such information should include, inter alia, the following:
(i)	the Potential Bidder’s current financial statements (audited if they exist); and

(ii)	evidence of the Potential Bidder’s internal resources and proof of any debt or equity funding commitments that are needed to close the contemplated transaction.
Designation as Qualified Bidder
     A “Qualified Bidder” is a Potential Bidder (or combination of Potential Bidders whose bids for the Assets do not overlap and who agree to have their Bids combined for purposes of the determination of whether such Potential Bidders together constitute a Qualified Bidder, and who shall also be referred to herein as a single Qualified Bidder) that delivers the documents described in subparagraphs (a)-(e) in the section of these Bid Procedures entitled “Participation Requirements”, who otherwise qualifies with the requirements to submit a Qualified Bid as set forth below, and who the Debtors, in their reasonable discretion and with assistance from their advisors and in consultation with Laurus and the Committee, determine is reasonably likely to submit a bona fide offer that would result in greater value being received for the benefit of the Debtors’ creditors than under the Agreement and to be able to consummate a sale if selected as a Successful Bidder (defined below).
     Upon the receipt from a Potential Bidder of the information required under subparagraphs (a)-(e) in the section of these Bid Procedures entitled “Participation Requirements”, the Debtors, as soon as is practicable, shall determine and notify the Potential Bidder with respect to whether such Potential Bidder is a Qualified Bidder.
     The Buyer is a Qualified Bidder.
Access to Due Diligence Materials
     Only Potential Bidders that execute a confidentiality agreement (the “Confidentiality Agreement”) in substantially the form attached hereto as Exhibit “A”(except for those Potential Bidders that have already executed Confidentiality Agreements with the Debtors) are eligible to receive due diligence access or additional non-public information. If the Debtors, in consultation with Laurus and the Committee, determine that a Potential Bidder that has satisfied the Participation Requirements does not constitute a Qualified Bidder, then such Potential Bidder’s right to receive due-diligence access or additional non-public information shall terminate. The Debtors will designate an employee or other representative to coordinate all reasonable requests for additional information and due diligence access from such Potential Bidders, The Debtors

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shall not be obligated to furnish any due diligence information after the Bid Deadline (as hereinafter defined). The Debtors are not responsible for, and will bear no liability with respect to, any information obtained by Qualified Bidders in connection with the sale of the Assets.
     If the Debtors furnish any written materials related to the Debtors not theretofore given to the Buyer, then the Debtors shall place such materials in the Debtors’ electronic data room and such information shall be made available to the Buyer and each Qualified Bidder.
Due Diligence From Bidders
     Each Potential Bidder and Qualified Bidder (collectively, a “Bidder”) shall comply with all reasonable requests for additional information and due diligence access by the Debtors, their advisors, Laurus or the Committee regarding such Bidder and its contemplated transaction. Laurus shall not disclose any such additional information, if any, including but not limited to information about a Bidder’s contemplated transaction to the Buyer unless such information is otherwise disclosed by a Bidder or unless it otherwise becomes public. Failure by a Potential Bidder to comply with requests for additional information and due diligence access will be a basis for the Debtors to determine that the Potential Bidder is not a Qualified Bidder. Failure by a Qualified Bidder to comply with requests for additional information and due diligence access may be a basis for the Debtors, in consultation with the Committee and Laurus, to determine that a bid made by a Qualified Bidder is not a Qualified Bid.
Bidding Process
     The Debtors and their advisors, in consultation with the Committee and Laurus, shall: (i) in their reasonable discretion determine whether a Potential Bidder is a Qualified Bidder; (ii) coordinate the efforts of Bidders in conducting their due diligence investigations, as permitted by the provisions above; (iii) receive offers from Qualified Bidders; and (iv) negotiate any offers made to purchase the Assets (collectively, the ''Bidding Process”). The Debtors, with the consent of the Buyer and Laurus, which will not be unreasonably withheld, shall have the right to adopt such other rules for the Bid Process (including rules that may depart from those set forth herein) that, in their reasonable discretion in consultation with the Committee, will better promote the goals of the Bid Process.
Bid Requirements2
     To be eligible to participate in the Auction, each Bid and each Qualified Bidder submitting such a Bid must be determined by the Debtors to satisfy each of the following conditions:
(a)	Good Faith Deposit. Each Bid must be accompanied by a deposit (the “Good Faith Deposit”) in the form of a certified check or cash payable to the order of the Debtors in an amount equal to $500,000.
(b)	Initial Minimum Overbid. Each Bid must provide total consideration to the Debtors’ estates equal to or greater that the sum of the following amounts: (i) $11,000,000 (subject to downward adjustment to as low as $10,500,000 based upon

[2]	These Requirements do not apply to the Buyer.

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cure costs); (ii) the value of the Assumed Liabilities under the Agreement (inclusive of amounts payable pursuant to (v) below); (iii) the Break-Up Fee to the Buyer; (iv) the Expense Reimbursement to the Buyer (collectively, items (i), (ii), (iii) and (iv) are hereinafter referred to as the “Stalking Horse Bid”); (v) all liabilities under any key employment retention or severance plan(s) but only to the extent such liabilities are (a) approved at any time by this Court pursuant to the Debtors’ pending Motion for an Order Authorizing (A) Payment of Severance to Certain Employees, and (B) Incentive Pay to Certain Senior Management Pursuant to Sections 105(a), 363(b)(l) and 503(c)(3) of the Bankruptcy Code [Docket No. 38] or other such motion, and (b) become due and payable by the Debtors at any time; and (vi) $100,000.
(c)	Irrevocable: A Bid must be irrevocable until two (2) business days after the Assets have been sold pursuant to the Closing of the sale or sales approved by the Bankruptcy Court in a final, non-appealable order (the “Termination Date”), and must provide that if such Bid is not the successful Bid at the Auction, that such Bid shall remain open for acceptance as a “back up” Bid and remain open for acceptance by the Debtors through the Termination Date and on the terms (including the amount) offered by the Bidder at the Auction. This requirement shall not apply to the Buyer.

(d)	The Same_or Better Terms: The Bid must be on terms that, in the Debtors’ business judgment, in consultation with the Committee and Laurus, are substantially the same or better than the terms of the Agreement. A Bid must include executed transaction documents pursuant to which the Qualified Bidder proposes to effectuate the contemplated transaction (the “Contemplated Transaction Documents”). A Bid shall be in substantially the same form as the Agreement and include a copy of the Agreement marked to show all changes requested by the Bidder (including those related to Purchase Price). The Contemplated Transaction Documents must include a commitment to close by the Outside Closing Date.

(e)	Contingencies: A Bid may not be conditioned on obtaining financing or any internal approval, or on the outcome or review of due diligence. Any other contingencies associated with a Bid may not be more burdensome than those set forth in the Agreement.

(f)	Financing Sources: A Bid must contain written evidence of a commitment for financing or other evidence of the ability to consummate the sale satisfactory to the Debtors, in consultation with the Committee and Laurus, with appropriate contact information for such financing sources.

(g)	No Fees payable to Qualified Bidder: A Bid may not request or entitle the Qualified Bidder to any break-up fee, termination fee, expense reimbursement or similar type of payment. Moreover, by submitting a Bid, a Bidder shall be deemed to waive its right to pursue a substantial contribution claim under Bankruptcy Code § 503 related in any way to the submission of its Bid or the Bid Procedures. Buyer is deemed to have consensually waived any claim pursuant to Bankruptcy Code § 503(b)(3)(D) in exchange for the Break Up Fee and the Expense Reimbursement.
     A Bid received from a Potential Bidder before the Bid Deadline that meets the requirements set forth herein, and that satisfies the Bid Deadline requirement above, shall constitute a “Qualified Bid,” if the Debtors also believe, in their reasonable discretion, in consultation with the Committee and Laurus, that such bid would be consummated if selected as

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the Successful Bid. For purposes hereof, the Agreement shall constitute a Qualified Bid. A Bid received after the Bid Deadline shall not constitute a Qualified Bid.
     Except as otherwise provided in the Agreement with respect to the deposit of Buyer, in the event that any Potential Bidder is determined by the Debtors, in consultation with the Committee and Laurus, not to be a Qualified Bidder, the Potential Bidder shall be refunded its deposit and all accumulated interest thereon within three (3) business days alter that determination.
Auction
     Only if a Qualified Bid (other than the Buyer’s) is received by the Bid Deadline, shall the Debtors conduct an auction (the “Auction”) to determine the highest and/or best bid with respect to the Assets. The Auction shall commence on September 8, 2008, at 10:00 a.m. (Eastern Time), at the offices of Young Conaway Stargatt & Taylor, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, DE 19801. The Debtors shall provide the Buyer and all Qualified Bidders with copies of all Bids no later than noon on the second business day prior to the Auction.
     At or prior to the Auction, in the Debtors’ discretion, in consultation with the Committee and Laurus, the Debtors will (i) notify all Qualified Bidders of the highest, best and otherwise financially superior Qualified Bid, as determined in the Debtors’ reasonable discretion (the “Baseline Bid”) and (ii) provide copies of all submitted bids to all Qualified Bidders.
     If however, no Qualified Bid is received by the Bid Deadline, then the Auction will not be held, the Buyer will be deemed the Successful Bidder, the Agreement will be the Successful Bid and, at the Sale Hearing, the Debtors will seek approval to and authority to consummate the Proposed Sale of the Assets contemplated under the Agreement.
     The Auction shall be conducted according to the following procedures:
     (a) Participation at the Auction
     Only a Qualified Bidder that has submitted a Qualified Bid is eligible to participate at the Auction, Only the authorized representatives of each of the Qualified Bidders, the Committee, Laurus, and the Debtors shall be permitted to attend, unless other parties are authorized by the Debtors, after consultation with the Committee.
     During the Auction, bidding shall begin initially with the highest Baseline Bid and subsequently continue in minimum increments of at least $100,000 (or such other amount the Debtors, in consultation with the Committee, determine to facilitate the Auction.
     (b) The Debtors Shall Conduct the Auction
     The Debtors and their professionals shall direct and preside over the Auction. At the start of the Auction the Debtors shall describe the terms of the Baseline Bid. The determination of which Qualified Bid constitutes the Baseline Bid shall take into account any factors the Debtors and the Committee reasonably deem relevant to the value of the Qualified Bid to the estates (the “Bid Assessment Criteria”). The Bid Assessment Criteria may include, without limitation, (A) the amount and nature of the consideration; (B) the extent to which the Qualified Bid assumes the

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Assumed Liabilities, (C) the ability of the Qualified Bidder to close the proposed transaction; (D) the proposed Closing Date and the likelihood, extent and impact of any potential delays in Closing; (E) any purchase price adjustments; (F) the impact of the contemplated transaction on any actual or potential litigation; (G) the net economic effect of any changes from the Agreement, if any, contemplated by the Contemplated Transaction Documents; (H) the economic effect on the Debtors’ estates of any claim waivers included as part of the consideration; (1) the net after-tax consideration to be received by the Debtors’ estates; and (J) such other considerations the Debtors deem relevant in their reasonable discretion, in Consultation with the Committee and Laurus. All Bids made thereafter shall be Overbids (as defined below), and shall be made and received on an open basis, all other Qualified Bidders shall be entitled to be present for all bidding with the understanding that the true identity of each Qualified Bidder (i.e., the Principals submitting the Bid) shall be fully disclosed to all other Qualified Bidders and that all material terms of each Qualified Bid will be fully disclosed to all other Qualified Bidders throughout the entire Auction. The Debtors shall maintain a transcript of all Bids made and announced at the Auction, including the Baseline Bid, all Overbids and the Successful Bid.
     (c) Terms of Overbids
     An “Overbid” is any bid made at the Auction subsequent to the Debtors’ announcement of the Baseline Bid. To submit an Overbid for purposes of this Auction, a Qualified Bidder must comply with the following conditions:
(i)	Minimum Overbid Increment
     Any Overbid after the Baseline Bid shall be made in increments of at least $100,000 (or such other amount the Debtors, in consultation with the Committee and Laurus, determine to facilitate the Auction) of cash or other equivalent value acceptable to the Debtors in their reasonable discretion in consultation with the Committee and Laurus. If the Buyer elects to submit an Overbid, the Buyer shall be entitled to a credit in connection with any such Overbid in an amount equal to the sum of the Break-Up Fee and Expense Reimbursement,
(ii)	Remaining Terms are the Same as for Qualified Bids
     Except as modified herein, an Overbid must comply with the conditions for a Qualified Bid set forth above, provided, however, that the Bid Deadline and the Initial Minimum Overbid shall not apply. Any Overbid made by a Qualified Bidder must remain open and binding on the Qualified Bidder until and unless (i) the Debtors accept a higher Qualified Bid as an Overbid and (ii) such Overbid is not selected as the Back-Up Bid (as defined below).
     To the extent not previously provided (which shall be determined by the Debtors), a Qualified Bidder submitting an Overbid must submit, as part of its Overbid, written evidence in the form of financial disclosure or credit-quality support information or enhancement reasonably acceptable to the Debtors, after consultation with the Committee, demonstrating such Qualified Bidder’s ability to close the transaction proposed by such Overbid.

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(iii)	Announcing Overbids
     The Debtors shall announce at the Auction the material terms of each Overbid. After each Overbid, the Debtors shall indicate which Bid is, in the Debtors’ reasonable business judgment, in consultation with the Committee and Laurus, the highest and best Bid; the basis for calculating the total consideration offered in each such Overbid; and the resulting benefit to the Debtors’ estates based on, among other things, the Bid Assessment Criteria, and shall thereafter provide the Buyer and each Qualified Bidder an opportunity to make subsequent Overbids.
(iv)	Consideration of Overbids
     The Debtors reserve the right, in their reasonable business judgment, after consultation with the Committee and Laurus, to make one or more adjournments in the Auction to, among other things, facilitate discussions between the Debtors and individual Qualified Bidders; allow individual Qualified Bidders to consider how they wish to proceed; and give Qualified Bidders the opportunity to provide the Debtors with such additional evidence as the Debtors, in their reasonable business judgment may require, after consultation with the Committee and Laurus, that the Qualified Bidder (other than the Buyer) has sufficient internal resources, or has received sufficient non-contingent debt and/or equity funding commitments, to consummate the proposed transaction at the prevailing Overbid amount.
     (d) All Bids shall be made and received in one room, on an open basis, and all other Qualified Bidders shall be entitled to be present for all bidding with the understanding that the true identity of each Qualified Bidder — i.e., Principals submitting the Bid — shall be fully disclosed to all other Qualified Bidders and that all material terms of each Qualified Bid will be fully disclosed to all other Qualified Bidders throughout the entire Auction
     (e) Consent to Jurisdiction as Condition to Bidding
     All Qualified Bidders at the Auction shall be deemed to have consented to the core jurisdiction of the Bankruptcy Court and waived any right to a jury trial in connection with any disputes relating to the Auction, and the construction and enforcement of the Bidder’s Contemplated Transaction Documents, as applicable.
     (f) Closing the Auction
     Upon conclusion of the bidding, the Auction shall be closed and the last Overbid designated as the highest and best bid in accordance with subsection (c)(iii) above shall be designated as the “Successful Bid” and the entity submitting such Successful Bid, the “Successful Bidder” and the next highest or otherwise best offer after the Successful Bid (the “Back-Up Bid”), and advise the Qualified Bidder of such determination. In their reasonable discretion, the Debtors may designate additional Back-Up Bids to serve as a reserve Back-Up Bid(s). If the Buyer’s final bid is deemed to be highest and best at the conclusion of the Auction, the Buyer will be the Successful Bidder, and such bid, the Successful Bid.

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Acceptance of Successful Bid
     The Debtors shall sell the Assets to the Successful Bidder upon the approval of the Successful Bid by the Bankruptcy Court after the Sale Hearing. The Debtors will be deemed to have accepted a Bid only when the Bid has been approved by the Bankruptcy Court at the Sale Hearing. All interested parties reserve their right to object to the Debtors’ selection of the Successful Bidder (including the assignment of any of such objector’s Assumed Section 365 Contract), provided, however, that any objection to such assignment on the basis of the Prepetition Cure Amounts or the ability of the Successful Bidder to provide adequate assurance of future performance must be made and/or reserved as set forth in the order approving these Bid Procedures.
“As Is, Where Is"
     The Sale of the Assets shall be on an “as is, where is” basis and without representations or warranties of any kind, nature, or description by the Debtors, their agents or their estates except to the extent set forth in the Agreement or the purchase agreement of another Successful Bidder. The Buyer and each Qualified Bidder shall be deemed to acknowledge and represent that it has had an opportunity to conduct any and all due diligence regarding the Assets prior to making its offer, that it has relied solely upon its own independent review, investigation and/or inspection of any documents and/or the Assets in making its bid, and that it did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Assets, or the completeness of any information provided in connection therewith or the Auction, except as expressly stated in these Bid Procedures or, (i) as to the Buyer, the terms of the sale of the Acquired Assets shall be set forth in the Agreement, or (ii) as to another Successful Bidder, the terms of the sale of the Assets shall be set forth in the applicable purchase agreement.
Free Of Any And All Interests
     Except as otherwise provided in the Agreement or another Successful Bidder’s purchase agreement, all of Debtors’ right, title and interest in and to the Assets subject thereto shall be sold free and clear of all pledges, liens, security interests, encumbrances (but not including Permitted Encumbrances), claims, charges, options and interests thereon and there against (collectively, the “Interests”) in accordance with Bankruptcy Code § 363, with such Interests to attach to the net proceeds of the sale of the Assets. Nothing contained in these Bidding Procedures shall abrogate Laurus’ rights under any existing financing orders or under the Bankruptcy Code, including its rights to credit bid, or be deemed a consent to the release of its liens without payment in full its claims against the Debtors’ estates.
Sale Hearing
     The Sale Hearing shall be conducted by the Bankruptcy Court on September           , 2008 at           :             .m. (Eastern Time), located at 824 North Market Street, 6th Floor, Wilmington, Delaware. Following the approval of the Sale of the Assets to the Successful Bidder at the Sale Hearing, if such Successful Bidder fail to consummate an approved sale within the time required by the applicable purchase agreement, the Debtors shall be authorized, but not required, to deem the Back-up Bid, as disclosed at the Sale Hearing, the Successful Bid, and the Debtors shall be authorized, but not required, to consummate the sale with the Qualified Bidder submitting such Back-Up Bid without further order of the Bankruptcy Court. If the Debtors so choose to

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consummate the Sale with the Back-up Bid, the Back-up Bidder shall be deemed to be the Successful Bidder and shall consummate its Bid.
Return of Good Faith Deposit
     Good Faith Deposits of the Successful Bidder shall be applied to the purchase price of such transaction at Closing. Good Faith Deposits of all other Qualified Bidders shall be held in an interest-bearing escrow account until two (2) days after Closing of the transactions contemplated by the Successful Bid, and thereafter returned to the respective bidders. If a Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the Debtors shall be entitled to retain the Good Faith Deposit as part of their damages resulting from the breach or failure to perform by the Successful Bidder. Notwithstanding the foregoing, the return of any deposit provided by Buyer shall be exclusively governed by the terms of the Agreement.
Modifications and Reservation of Rights
     Subject to the provisions of paragraph 30 of the Bidding Procedures Order, subject to Buyer’s and Laurus’ consent, which shall not be unreasonably withheld, the Debtors, in their reasonable discretion and upon consultation with the Committee, may (a) adopt additional rules (including rules that may depart from those set forth herein) for the Auction at or prior to the Auction that will better promote the goals of the Auction and that are not materially inconsistent with any of the provisions of this Order; (b) waive terms and conditions set forth herein with respect to all Potential Bidders; (c) impose additional terms and conditions with respect to all Potential Bidders; (d) extend the deadlines set forth herein; (e) adjourn or cancel the Auction and/or Sale Hearing in open court without further notice; or (f) remove some or all of the Assets from the Auction.

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EXHIBIT A TO BID PROCEDURES
Confidentiality Agreement

CONFIDENTIALITY AGREEMENT
     The party designated below (and hereafter referred to as) “Recipient” is interested in evaluating the business of ProxyMed, Inc. and ‘ProxyMed Transaction Services, Inc. (hereinafter collectively referred to as “Seller”) to determine if Recipient has an interest in acquiring substantially all of the assets (the “Assets”) of the Company (hereinafter referred to as the “Transaction”) and, accordingly, needs access to certain confidential information of the Company for such evaluation. References herein to Recipient, Company and Cain (as hereinafter defined) shall include their respective affiliates.
     Company may from time to time, subject to the terms hereof and in its sole discretion, supply to Recipient confidential information consisting of financial, marketing, product development and other information relating to Company’s business (such information hereinafter singularly and collectively referred to as “Confidential Information”). All information supplied to Recipient by Cain Brothers & Company, LLC (“Cain”), the Company’s exclusive financial advisor for the Transaction, or by the Company’s officers or employees directly to the Recipient at the request or direction of Cain, or any other authorized representative of Company or Cain, as applicable, shall be deemed Confidential Information, whether provided prior to or subsequent to the execution of this Agreement, orally, in writing or other physical or electronic form, or through visual observation, and shall include any information disclosed in meetings with Company management both on and away from the Company premises. Information will not be considered Confidential Information if it can be demonstrated by Recipient that the information was rightfully in the possession of Recipient prior to the date of disclosure of the information to Recipient by Company (provided that such information is rightfully received by Recipient from third parties without an obligation of confidentiality to the Company), or the information was in the public domain prior to the date of the disclosure of the information to Recipient by Company.
     Company wishes to safeguard this Confidential Information and to be assured that it will be maintained in confidence. Therefore, in consideration of the disclosure of the Confidential Information, Recipient hereby agrees to the following;
     1. Confidential Information shall be kept confidential and shall not be disclosed to any third party without the prior written consent of Company, unless required by law. In the event Recipient receives notice of any legal proceeding to compel disclosure of any of the Confidential Information, Recipient will promptly notify the Company of such fact and afford the Company the opportunity to contest such proceeding and will cooperate with the Company in any such contest.
     2. Confidential Information shall not be used or reproduced by Recipient for any purpose other than to evaluate its interest in the Transaction referred to above.
     3. Recipient agrees to safeguard all Confidential Information with the same degree of care with which it protects its own most highly confidential information, which degree of care shall in no event be less than that which is reasonable under the circumstances.
     4. Recipient shall make no more copies of documents or other tangible forms of Confidential Information than are necessary for the Recipient to perform its own evaluation related to the Transaction.

Confidentiality Agreement

     5. Recipient agrees to limit access to the Confidential Information to those of its officers, employees and agents who have a need to know in order to evaluate the Transaction, and who are under obligations of confidentiality that are at least comparable to those set forth in this Agreement. Recipient shall fully inform all such persons of the terms of this Agreement and hereby accepts responsibility for their compliance with the provisions contained herein and assumes any liability arising from or out of their non-compliance therewith.
     6. Without the prior written consent of the Company, Recipient will not disclose to any person either the fact that discussions or negotiations are taking place between the parties, or any of the terms, conditions or other facts with respect to any possible Transaction, including the status of the discussions, or the fact that the Company is considering a transaction with Recipient or other parties.
     7. Unless and until a transaction is consummated, Recipient shall not, absent the Company’s prior written consent, solicit, accept, negotiate for, or have any discussions concerning the acquisition of any debt or other Securities of the Company,
     8. Without the Company’s prior written consent, Recipient will not initiate, accept or engage in any discussions or contacts of any kind with any customer, vendor or supplier of the Company or with the staff or employees of the Company.
     9. Given the importance of the employees of the Company and its affiliated entities to the continued success of the Company and its affiliated entities, Recipient agrees that it shall not, for a period of three years from the date of this Agreement, without prior written consent of the Company or its affiliated entities, directly or indirectly: (i) solicit, entice away or otherwise encourage employees of either the Company or its affiliated entities to leave the employ of either the Company or its affiliated entities; or (ii) hire any such employee who is at the time of hiring or was within two years prior to the time of hiring, an employee of the Company or its affiliated entities.
     10. Upon conclusion of the purpose for which the Confidential Information has been supplied or upon written direction, Recipient shall either return to the Company, Cain, or any other authorized representative of either the Company or Cain, or destroy, any and all Confidential Information disclosed to Recipient (including all copies, extracts or other reproductions, regardless of the media) which is then in Recipient’s possession (including the possession of its agents) or under its control (or under the control of its agents), or which Recipient can reasonably obtain. In the event Confidential Information is destroyed, a duly authorized representative of Recipient shall certify such destruction to the Company in writing. Also, upon conclusion of the purpose for which the Confidential Information has been supplied or upon written direction, Recipient is obligated to keep Confidential Information from being disclosed for a period of three years. All Confidential Information shall remain at all times the property of the Company.
     11. Recipient agrees to indemnify and hold the Company harmless from any damages, loss, cost, or liability (including legal fees and costs) arising out of or resulting from any unauthorized use or disclosure by the Recipient or the Recipient’s agents of the Confidential Information. The Recipient understands and acknowledges that the Confidential Information

Confidentiality Agreement

provided by the Company constitutes the unique valuable and special property of the Company, and that unauthorized disclosure thereof by the Recipient or the breach by the Recipient of the provisions of this Agreement may cause irreparable injury to the Company. Accordingly, the Recipient understands, acknowledges and agrees that the remedy at law (i.e., monetary damages) for any breach by it of its covenants contained herein may be inadequate, and in recognition thereof, also agrees that the Company shall, in addition thereto, be entitled to injunctive relief without bond, upon the finding by a court of competent jurisdiction of a breach of any provision of this Agreement, which relief shall be in addition to and not in derogation of any other remedies which may be available to the Company as a result of such breach,
     12. In the event that any one or more of the provisions contained in this Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision was never included herein.
     13. This Agreement shall be binding upon the parties hereto, their heirs, successors and assigns. This Agreement shall be governed in accordance with the laws of the United States Bankruptcy Court in the District of Delaware and that Court shall have sole and exclusive jurisdiction over any disputes or causes of action arising under this Agreement. Both parties hereby consent to and submit to the jurisdiction of the United States Bankruptcy Court in the District of Delaware with regard to any and all matters arising out of this Agreement
     14. Recipient acknowledges that neither Cain, the Company, nor any of their respective parent, subsidiary, or affiliated entities, nor any of their respective officers, directors, affiliates, representatives or employees makes any express or implied representation or warranty as to the accuracy or completeness of the Confidential Information and that Recipient and its affiliates and its representatives expressly disclaim any and all liability of the Company, Cain, their respective parent, subsidiary, and affiliated entities, and each of their respective officers, directors, affiliates, representatives or employees relating to or resulting from the use of the Confidential Information. Recipient agrees that it shall not be entitled to rely on the accuracy or completeness of the Confidential Information, except to the extent otherwise set forth in a definitive written agreement between Company and Recipient relating to a Transaction.
     15. Recipient agrees that Confidential Information supplied by the Company will not be used as a competitive advantage or be used in any way directly or indirectly detrimental to the Company or its affiliates or for any purpose other than an evaluation or negotiation of the Transaction.
     16. Unless and until a written definitive agreement concerning the Transaction has become effective, neither Recipient nor the Company has any obligation with respect to the Transaction, whether by virtue of this Agreement or any other written or oral expression with respect to the Transaction or otherwise.
     Except as otherwise provided herein, this Agreement shall remain in effect for three (3) years following execution.
[signature page follow]

Confidentiality Agreement

CONFIRMED AND AGREED

Recipient:

[Company/Entity Name]

By:

[Signature]

Name:		Date:

[Please Print]

Company: PROXYMED, INC.

By:

[Signature]

Name:		Date:

[Please Print]

Company: PROXYMED TRANSACTION SERVICES, INC.

By:

[Signature]

Name:		Date:

[Please Print]

EXHIBIT 2
IN THE UNITED STATES BANKRUPTCY
COURT DISTRICT OF DELAWARE

In re:	) Chapter 11
)
)
PROXYMED TRANSACTION	) Case No. 08-11551 (BLS)
SERVICES, TNC, et al,[1]	)
) (Joint Administration Requested)
Debtors.	)
)

Related Docket Nos. 17 & 18
NOTICE OF AUCTION AND SALE
     PLEASE TAKE NOTICE that, on July 23, 2008, ProxyMed Transaction Services, Inc. (“PTS”), ProxyMed, Inc. (“ProxyMed”, and with PTS, the “Sellers”) and ProxyMed Lab Services, LLC (“ProxyMed Lab”, and with the Sellers, the “Debtors”) filed their motion for entry of an order (A) approving certain bid procedures, which are attached hereto as Exhibit 1 (the “Bid Procedures”), for the proposed sale of substantially all of the Sellers’ Assets, as more fully set forth in that certain asset purchase agreement (the “Agreement”) by and between Sellers and MHC Acquisition Corp. (the “Buyer”); (B) scheduling a hearing (the “Sale Hearing”) and approving the form and manner of notice of the Auction and the Bid Procedures; (C) establishing procedures for assumption and assignment of certain executory contracts and unexpired leases (the “Contracts”) including notice of proposed cure amounts; (D) authorizing Debtors to pay to the Buyer a break-up fee and expense reimbursement under certain terms and conditions set forth in the Agreement and summarized below; and (E) granting related relief (the “Bid Procedures Motion”), and (ii) Motion for an Order Pursuant to Sections 105(a), 363, and 365 of the Bankruptcy Code and Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (A) Authorizing the Sale of Substantially All of Its Assets; (B) Approving an Asset Purchase Agreement, Subject to Higher and Better Offers; (C) Approving the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (D) Granting Related Relief (the “Sale Motion”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). By order dated August         , 2008, the Bankruptcy Court entered an order (the “Bid Procedure Order”) approving the Bid Procedure Motion which, among other things, established procedures for the submission of Bids, Auction Process and set the Sale Hearing for September __ , 2008 at ____: __.m. at the

[1]	The Debtors in these proceedings are: ProxyMed Transaction Services, Inc. f/k/a MedUnite, Inc. (Tax ID No. XX-XXX5613); ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions (Tax ID No. XX-XXX2059); and ProxyMed Lab Services LLC f/k/a Key Communications Service, Inc. (Tax ID No. XX-XXX2059), each with a principal address of 1854 Shackleford Court, Suite 200, Norcross, GA 30093 and a mailing address of 1901 E.. Alton Avenue, Suite 100, Santa Ana, CA 92705,

[2]	All capitalized terms not defined herein shall be given the meaning ascribed to them in the Bid Procedures Order (as hereinafter defined).

Bankruptcy Court, 824 North Market Street, 6th Floor, Wilmington, Delaware regarding the Sale of substantially all of the Sellers’ Assets. Although the Sellers entered into the Agreement with the Buyer to sell substantially all of the Sellers’ Assets, the Agreement and the Proposed Sale is subject to further offers pursuant to the Bid Procedure Order.
     Any party that wishes to take part in this process and submit a bid for the Assets or any portion thereof must submit their competing Bid prior to September 5, 2008, at 12:00 noon (Eastern Time), to (a) co-counsel to the Debtors, Foley & Lardner LLP, 90 Park Avenue, 37th Floor, New York, NY 10016-1314, Attention: Michael P. Richman, Esq. and Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, DE, 19801, Attention: Michael R. Nestor, Esq.; (b) counsel for the Buyer, Pachulski Stang Ziehl & Jones LLP, 10100 Santa Monica Blvd, Suite 1100, Los Angeles, California 90067, Attention: Jeffrey N. Pomerantz, Esq. and Pachulski Stang Ziehl & Jones LLP, 919 North Market Street, 17th Floor, P.O. Box 8705, Wilmington, Delaware 19899-8705 (Courier 19801), Attention: Laura Davis Jones, Esq.; (c) investment bankers for the Debtors, Cain Brothers & Company LLC, 360 Madison Avenue, 5th Floor, New York, NY 10017, Attention: Thomas M. Berry; (d) counsel for Laurus, Cole, Schotz, Meisel, Forman & Leonard, P.A, 1000 N. West Street, Suite 1200, Wilmington, Delaware 19801, Attention: J. Kate Stickles, Esq. and Cole, Schotz, Meisel, Forman & Leonard, P.A, 25 Main Street, P.O. Box 800, Hackensack, NJ 07602-800, Attention: Gerald H. Gline, Esq. and Stuart Komrower, Esq.; and (e) counsel for the official committee of unsecured creditors (the “Committee”), David Posner, Esq., Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10169 and Rafael X. Zahralddin, Esq., Elliott Greenleaf, 1000 West Street, Suite 1440, Wilmington, DE 19801 (collectively, the “Notice Parties”).
     Only those parties that submit Qualified Bids may participate in the Auction. If you are interested in determining how to submit such a Qualified Bid, you must comply with the terms of the Rid Procedures as referenced in the Bid Procedures Order and attached hereto. Only the authorized representatives or agents of each of the Qualified Bidders, the Committee, Laurus, and Debtors shall be permitted to attend the Auction. At the Auction, Qualified Bidders will be permitted to increase their bids.
     The Bid Procedures set forth the requirements necessary to qualify as a Qualified Bid. Among other things, each Bid must provide total consideration to the Debtors’ estates equal to or greater that the sum of the following amounts: (i) $11,000,000 (subject to downward adjustment to as low as $10,500,000 based upon cure costs); (ii) the value of the Assumed Liabilities under the Agreement (inclusive of amounts payable pursuant to (v) below); (iii) the Break-Up Fee to the Buyer; (iv) the Expense Reimbursement to the Buyer (collectively, items (i), (ii), (iii) and (iv) are hereinafter referred to as the “Stalking Horse Bid”); (v) all liabilities under any key employment retention or severance plan(s) but only to the extent such liabilities are (a) approved at any time by this Court pursuant to the Debtors’ pending Motion for an Order Authorizing (A) Payment of Severance to Certain Employees, and (B) Incentive Pay to Certain Senior Management Pursuant to Sections 105(a), 363(b)(l) and 503(c)(3) of the Bankruptcy Code [Docket No. 38] or other such motion, and (b) become due and payable by the Debtors at any time; and (vi) $100,000 (the “Initial Minimum Overbid”). Thereafter bidding shall continue in increments of at least $100,000 (or such other amount the Debtors, in consultation with the Committee, determine to facilitate the Auction) of cash or other equivalent value acceptable to the Debtors in their reasonable discretion. The highest or otherwise best Qualified Bid shall be determined by Debtors in their sole discretion, in

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consultation with the Committee and Laurus or as determined by the Bankruptcy Court if there is a dispute.
     If you seek to object to the sale of the Assets or any portion thereof, you must comply with the terms for making such objections as set forth in the Bid Procedures and the Bid Procedures Order. Such objections must be filed with the Bankruptcy Court and served on the parties set forth in the Bid Procedures Order. If any party fails to timely file and serve an objection in accordance with the Bid Procedures Order, the Bankruptcy Court may disregard such objection. The failure of any person to timely file its objection shall be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Sale Motion or the Debtors’ assumption and assignment of any Contract or the consummation of the Proposed Sale of Assets and performance under the Agreement (or any alternative agreement entered into with the Successful Bidder), including the transfer of the Assets free and clear of Interests (other than permitted encumbrances provided for expressly in the Agreement or alternative purchase agreement entered into with the Successful Bidder); provided, however, if the Buyer is not the Successful Bidder and an alternative Successful Bidder is seeking to have certain Contracts assumed and assigned as part of an alternative transaction, the non-debtor parties to such Contracts shall have until the Sale Hearing to raise objections under section 365(b)(l)(C) of the Bankruptcy Code.

FOLEY & LARDNER LLP	YOUNG CONAWAY STARGATT & TAYLOR, LLP
Michael P. Richman	Michael R. Nestor
Mark A. Salzberg	Joseph M. Barry
90 Park Avenue	Kara Hammond Coyle
New York, NY 10016	The Brandywine Building
(212) 682-7474 (Telephone)	1000 West Street, 17th Floor,
(212) 687-2329 (Facsimile)	Wilmington, DE 19801
(302) 571-6758 (Telephone)
(302) 571-1253 (Facsimile)

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EXHIBIT 3
IN THE UNITED STATES BANKRUPTCY
COURT DISTRICT OF DELAWARE

In re:	) Chapter 11
)
PROXYMED TRANSACTION	) Case No. 08-11551 (BLS)
SERVICES, INC., et al.,[1]	)
) (Joint Administration Requested)
Debtors.	)
)
Deadline for Submitting Bids: September 5, 2008 at 4:00 p.m.
Auction Date: September 8, 2008 at 10:00 a.m.
Deadline for Objections to Pre-Petition Cure Amount: August 25, 2008 at 4:00 p.m.
Deadline for Objections to Approval of Sale: August 25, 2008 at 4:00 p.m.
Hearing Date on Approval of Sale: September      , 2008 at      : m.
NOTICE TO COUNTERPARTIES TO EXECUTORY CONTRACTS AND
UNEXPIRED LEASES THAT MAY BE ASSUMED AND ASSIGNED
     PLEASE TAKE NOTICE that on July 23, 2008, ProxyMed Transaction Services, Inc. (“PTS”), ProxyMed, Inc. (“ProxyMed”, and with PTS, the “Sellers”) and ProxyMed Lab Services, LLC (“ProxyMed Lab”, and with the Sellers, the “Debtors”) commenced their respective chapter 11 bankruptcy cases. On July 23, 2008, the Sellers filed their Motion for Order (i) Approving Asset Purchase Agreement and Authorizing the Sale of Substantially All Assets of the Debtors; (ii) Authorizing the Sale of Assets Free and Clear of All Liens, Claims, Encumbrances and Interests; (in) Authorizing the Assumption and Sale and Assignment of Certain Executory Contracts and Unexpired Leases; and (iv) Granting Related Relief (the “Sale Motion”)2 in which they seek, inter alia, the approval of the United States Bankruptcy Court of the sale of substantially all of the operating assets of the Seller including the potential assumption and assignment of various executory contracts and unexpired leases (the “Contracts”) to the successful purchaser of the Seller’s assets at auction (the “Auction”) free and clear of liens, claims, encumbrances and other interests.
     PLEASE TAKE FURTHER NOTICE that the hearing on the Sale Motion has been set for September      , 2008 at    :    .m. before the Honorable Brendan Linehan Shannon, United States Bankruptcy Judge, at the United States Bankruptcy Court for the District of Delaware, located at 824 Market Street, 6th Floor, Courtroom No. 1, Wilmington, Delaware 19801.

[1]	The Debtors in these proceedings are: ProxyMed Transaction Services, Inc. f/k/a MedUnite, Inc. (Tax ID No. XX-XXX5613); ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions (Tax ID No. XX-XXX2059); and ProxyMed Lab Services LLC f/k/a Key Communications Service, Inc. (Tax ID No, XX-XXX2059), each with a principal address of 1854 Shackleford Court, Suite 200, Norcross, GA 30093 and a mailing address of 1901 E. Alton Avenue, Suite 100, Santa Ana, CA 92705.

[2]	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Sale Motion.

     PLEASE TAKE FURTHER NOTICE that pursuant to the Asset Purchase Agreement dated July 22, 2008 (the “Agreement”) by and between the Debtors and MHC Acquisition Corp. (“Buyer”), the Debtors intend to assume and assign to Buyer certain executory contracts and unexpired leases of the Debtors’ estates (the “Buyer Contracts”). Attached to this Notice as Exhibit A is a list of the Buyer Contracts and the “Pre-Petition Cure Amounts”, based upon the Sellers’ books and records, which the Sellers assert is owed to cure any defaults existing under the Buyer Contract as of July 22, 2008. Pursuant to the Agreement, the Buyer reserves the right to delete Buyer Contracts on or before the Bid Deadline which is September 5, 2008.
     PLEASE TAKE FURTHER NOTICE that attached to this Notice as Exhibit B is a list of other leases and executory contracts the Debtors’ estates which will not be assumed and assigned to Buyer under the Agreement (the “Remaining Contracts”). However, the Debtors may seek to assume and assign any or all of the Remaining Contracts to the extend that an overbidder requests that the Debtors assume and assign such Remaining Contracts to it in connection with the auction. Attached to this Notice as Exhibit B is a list of the Remaining Contracts and the “Pre-Petition Cure Amounts”, based upon the Sellers’ books and records, which the Sellers assert is owed to cure any defaults existing under the Remaining Contract as of July 22, 2008.
     PLEASE TAKE FURTHER NOTICE that the Sellers will deliver a copy of the Sale Motion to you by facsimile, email or overnight delivery if you fax a written request for such delivery to co-counsel for the Debtors, Foley & Lardner LLP, 90 Park Avenue, 37th Floor, New York, NY 10016-1314, Attention: Michael P. Richman, Esq. and Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, DE, 19801, Attention: Michael R. Nestor, Esq. Such request must specify how the information is to be transmitted.
     PLEASE TAKE FURTHER NOTICE that if you disagree with the Pre-Petition Cure Amount shown for either the Buyer Contracts or the Remaining Contracts on Exhibit A or Exhibit B, you must file in writing with the United States Bankruptcy Court for the District of Delaware, Marine Midland Plaza, 824 Market Street, Wilmington, Delaware 19801, an objection on or before 4:00 p.m. Eastern time on August 25, 2008, provided, however, that if the Buyer is not the Successful Bidder, you may raise at the hearing on the Sale Motion an objection to the assumption and assignment of the either the Buyer Contracts or the Remaining Contracts solely with respect to the Successful Bidder’s ability to provide adequate assurances of future performance under your specific contract. In addition, any objection must set forth the specific default or defaults alleged and set forth any amounts in addition to the Pre Petition Cure Amount as alleged by you.
     PLEASE TAKE FURTHER NOTICE that if you have any other objection to the Sellers’ assumption and assignment of the contract to which you are a party, or to the Successful Bidder at the Auction, or to any of the other relief requested, you also must file that objection in the manner and by the date and time stated above.
     PLEASE TAKE FURTHER NOTICE that any objection so filed must be served so as to be received by that same date and time upon the parties below: (a) co-counsel to the Debtors, Foley & Lardner LLP, 90 Park Avenue, 37th Floor, New York, NY 10016-1314, Attention:

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Michael P. Richman, Esq. and Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, DE, 19801, Attention: Michael R. Nestor, Esq.; (b) counsel for the Buyer, Pachulski Stang Ziehl & Jones LLP, 10100 Santa Monica Blvd, Suite 1100, Los Angeles, California 90067, Attention: Jeffrey N. Pomerantz, Esq. and Pachulski Stang Ziehl & Jones LLP, 919 North Market Street, 17th Floor, P.O. Box 8705, Wilmington, Delaware 19899-8705 (Courier 19801), Attention: Laura Davis Jones, Esq.; (c) counsel for Laurus, Cole, Schotz, Meisel, Forman & Leonard, P.A, 1000 N. West Street, Suite 1200, Wilmington, Delaware 19801, Attention: J. Kate Stickles, Esq. and Cole, Schotz, Meisel, Forman & Leonard, P.A, 25 Main Street, P.O. Box 800, Hackensack, NJ 07602-800, Attention: Gerald H. Gline, Esq. and Stuart Komrower, Esq.; and (d) counsel for the official committee of unsecured creditors (the “Committee”), David Posner, Esq., Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10169 and Rafael X. Zahralddin, Esq., Elliott Greenleaf, 1000 West Street, Suite 1440, Wilmington, DE 19801 (collectively, the “Notice Parties”).
     PLEASE TAKE FURTHER NOTICE THAT IF YOU DO NOT TIMELY FILE AND SERVE AN OBJECTION AS STATED ABOVE, THE COURT MAY GRANT THE RELIEF REQUESTED IN THE SALE MOTION WITH NO FURTHER NOTICE. ANY NON-DEBTOR PARTY TO ANY CONTRACT WHO DOES NOT FILE A TIMELY OBJECTION SHALL (I) BE FOREVER BARRED FROM OBJECTING TO THE PREPETITION CURE AMOUNT AND FROM ASSERTING ANY ADDITIONAL CURE OR OTHER AMOUNTS OWING WITH RESPECT TO SUCH DESIGNATED CONTRACT, AND THE DEBTORS AND THE BUYER SHALL BE ENTITLED TO RELY SOLELY UPON THE PREPETITION CURE AMOUNT; AND (II) BE FOREVER BARRED AND ESTOPPED FROM ASSERTING OR CLAIMING AGAINST THE DEBTORS, THE BUYER, OR SUCH OTHER SUCCESSFUL BIDDER OR ANY OTHER ASSIGNEE OF THE RELEVANT DESIGNATED CONTRACT THAT ANY ADDITIONAL AMOUNTS ARE DUE OR DEFAULTS EXIST UNDER SUCH DESIGNATED CONTRACT.

Dated:	Wilmington, Delaware
July , 2008
Michael P. Richman (pro hac vice pending)
Mark A. Salzberg (pro hac vice pending)
FOLEY & LARDNER LLP
90 Park Avenue
New York, NY 10005
(212) 682-7474 (Telephone)
(212) 687-2329 (Facsimile)
     -and-
YOUNG CONAWAY STARGATT & TAYLOR, LLP

Michael R. Nestor (No. 3526)
Joseph M. Barry (No. 4221)
Kara Hammond Coyle (No. 4410)
The Brandywine Building
1000 West Street, 17th Floor
Wilmington, Delaware 19899-0391
Telephone: (302)571-6758
Facsimile: (302)571-1253
Proposed Attorneys for the Debtors and Debtors in
Possession

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EXHIBIT 4
IN THE UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re:	) Chapter 11
)
PROXYMED TRANSACTION	) Case No. 08-11551 (BLS)
SERVICES, INC., et al.,[1]	)
) (Joint Administration Requested)
Debtors.	)
)
Related Docket No. 17
TO:
YOUR CONTRACT WITH THE DEBTOR(S) IS SOUGHT TO BE ASSUMED AND
ASSIGNED. PLEASE READ THE FOLLOWING NOTICE CAREFULLY
NOTICE OF ZERO BALANCE CURE AMOUNT, AND ASSUMPTION AND
ASSIGNMENT OF CONTRACT
PLEASE TAKE NOTICE AS FOLLOWS:
     1. On July 23, 2008, ProxyMed Transaction Services, Inc. (“PTS”), ProxyMed, Inc. and ProxyMed Lab Services, LLC (the “Debtors”) commenced their respective chapter 11 bankruptcy cases. On July 23, 2008, Debtors PTS and ProxyMed, Inc. filed their Motion for
Order (i) Approving Asset Purchase Agreement and Authorizing the Sale of Substantially All Assets of the Debtors; (ii) Authorizing the Sale of Assets Free and Clear of All Liens, Claims, Encumbrances and Interests; (iii) Authorizing the Assumption and Sale and Assignment of Certain Executory Contracts and Unexpired Leases; and (iv) Granting Related Relief (the “Sale Motion”)2 in which they seek, inter alia, the approval of the United States Bankruptcy Court of the sale of substantially all of the Debtors’ operating assets including the potential assumption and assignment of various executory contracts and unexpired leases to the successful purchaser of the Debtors’ assets at auction (the “Auction”) free and clear of liens, claims, encumbrances and other interests.
     2. The Auction will take place on September ___, 2008 and the successful purchaser will either be MHC Acquisition Corp. (“MHC”) (the Debtors’ lead bidder pursuant to its Asset Purchase Agreement dated July 22, 2008 (the “MHC Agreement”) which was filed with the Sale Motion), or a competing bidder. MHC has in the MHC Agreement indicated that it may wish to take an assignment of substantially all of the Debtors’ customer contracts. The Debtors believe it likely that any successful competing bidder would wish to do the same. The final designation of

[1]	The Debtors in these proceedings are: ProxyMed Transaction Services, Inc. f/k/a MedUnite, Inc. (Tax ID No. XX-XXX5613); ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions (Tax ID No. XX-XXX2059); and ProxyMed Lab Services LLC f/k/a Key Communications Service, Inc. (Tax ID No. XX-XXX2059), each with a principal address of 1854 Shackleford Court, Suite 200, Norcross, GA 30093 and a mailing address of 1901 E. Alton Avenue, Suite 100, Santa Ana, CA 92705.

[2]	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Sale Motion.

contracts for assumption and assignment, however, will not be made until the time of the Auction and the determination of the highest and best bid for the assets.
     3. In order to effectuate an assignment of your contract to the winning bidder (should your contract be designated by such bidder for assignment), the Debtors are required, among other things, to assume and assign your contract and to assure that all prepetition amounts owed to you under such contract are paid in full (the “Cure Amounts”).
     4. The purpose of this Notice is to assure prior to the Auction that there are no discrepancies between such Cure Amounts as the Debtors believe are owed to you, and the amounts you believe are owed, so that if your contract is designated for assumption and assignment there arc no outstanding Cure Amounts in dispute.
     5. The Debtors believe, based upon their books and records, there are no Cure Amounts which must be paid in respect of your contract.
     6. If you disagree with the zero Cure Amount shown for your contract, you must file in writing with the United States Bankruptcy Court for the District of Delaware, Marine Midland Plaza, 824 Market Street, Wilmington, Delaware 19801, an objection on or before 4:00 p.m. Eastern time on August 25, 2008.
     7. To the extent you have any other objections in respect of the assignment of your contract specifically to MHC, such objection should also be filed in writing with the United States Bankruptcy Court for the District of Delaware, Marine Midland Plaza, 824 Market Street, Wilmington, Delaware 19801, on or before 4:00 p.m. Eastern time on August 25, 2008.
     8. In the event that a party other than MHC is the winning bidder at the Auction, and you object to the assignment of your contract to such other party, you may raise such objection at the hearing on the Sale Motion, which will take place on September  , 2008 or such later date as the Court may determine.
     PLEASE TAKE FURTHER NOTICE that any objections so filed must also be served so as to be received by that same date and time as filed with the Bankruptcy Court upon the parties below: (a) co-counsel to the Debtors, Foley & Lardner LLP, 90 Park Avenue, 37th Floor, New York, NY 10016-1314, Attention: Michael P. Richman, Esq. and Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, DE, 19801, Attention: Michael R. Nestor, Esq.; (b) counsel for MHC, Pachulski Stang Ziehl & Jones LLP, 10100 Santa Monica Blvd, Suite 1100, Los Angeles, California 90067, Attention: Jeffrey N. Pomerantz, Esq. and Pachulski Stang Ziehl & Jones LLP, 919 North Market Street, 17th Floor, P.O. Box 8705, Wilmington, Delaware 19899-8705 (Courier 19801), Attention: Laura Davis Jones, Esq.; (c) counsel for Laurus, Cole, Schotz, Meisel, Forman & Leonard, P.A, 1000 N. West Street, Suite 1200, Wilmington, Delaware 19801, Attention: J. Kate Stickles, Esq. and Cole, Schotz, Meisel, Forman & Leonard, P.A, 25 Main Street, P.O. Box 800, Hackensack, NJ 07602-800, Attention: Gerald H. Gline, Esq. and Stuart Komrower, Esq.; and (d) counsel to the Official Committee of Unsecured Creditors, Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, NY 10169-0075 Tel: 212-661-9100 Fax: 212-682-6104, Attn: David M. Posner, Esq. and Jenette A. Barrow-Bosshart, Esq. and Rafael X. Zahralddin, Esq., Elliott Greenleaf, 1000 West Street, Suite 1440, Wilmington, DE 19801.

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     PLEASE TAKE FURTHER NOTICE THAT IF YOU DO NOT TIMELY FILE AND SERVE AN OBJECTION AS STATED ABOVE, THE COURT MAY GRANT THE RELIEF REQUESTED IN THE SALE MOTION WITH NO FURTHER NOTICE. THE NON-DEBTOR PARTY TO THE CONTRACT WHO DOES NOT FILE A TIMELY OBJECTION SHALL (I) BE FOREVER BARRED FROM OBJECTING TO THE ZERO BALANCE CURE AMOUNT AND FROM ASSERTING ANY ADDITIONAL CURE OR OTHER AMOUNTS OWING WITH RESPECT TO SUCH CONTRACT, AND THE DEBTORS AND THE BUYER SHALL BE ENTITLED TO RELY SOLELY UPON THE ZERO BALANCE CURE AMOUNT; AND (II) BE FOREVER BARRED AND ESTOPPED FROM ASSERTING OR CLAIMING AGAINST THE DEBTORS, THE BUYER, OR SUCH OTHER SUCCESSFUL BIDDER OR ANY OTHER ASSIGNEE OF THE CONTRACT THAT ANY ADDITIONAL AMOUNTS ARE DUE OR DEFAULTS EXIST UNDER SUCH CONTRACT.

FOLEY & LARDNER LLP	YOUNG CONAWAY STARGATT & TAYLOR, LLP
Michael P. Richman	Michael R. Nestor
Mark A. Salzberg	Joseph M. Barry
90 Park Avenue	Kara Hammond Coyle
New York, NY 10016	The Brandywine Building
(212) 682-7474 (Telephone)	1000 West Street, 17th Floor,
(212) 687-2329 (Facsimile)	Wilmington, DE 19801
(302) 571-6758 (Telephone)
(302) 571-1253 (Facsimile)

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